Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com

October 18, 2019
Universal Technical Institute, Inc.
16220 North Scottsdale Road, Suite 500
Scottsdale, Arizona 85254

Ladies and Gentlemen:
We have acted as counsel to Universal Technical Institute, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”) initially filed on October 18, 2019, including a prospectus (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale, from time to time, by the selling stockholders named therein (the “Selling Stockholders”) of up to 24,622,745 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consists of 3,601,724 shares of Common Stock currently owned by the Selling Stockholders (the “Existing Common Stock”) and 21,021,021 shares of Common Stock that may be issued to the Selling Stockholders upon the conversion of shares of the Company’s Series A Convertible Preferred Stock (the “Converted Common Stock”). Collectively, the Existing Common Stock and the Converted Common Stock are referred to in this opinion as the “Securities”.
We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied as to certain matters on information obtained from public officials and officers of the Company.
In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; and (vi) all Securities have been, or will be, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement.
Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinions:
1.The Existing Common Stock has been validly issued and is fully paid and nonassessable.

2.
The Converted Common Stock, when and if issued in accordance with the terms of the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), will be validly issued, fully paid and non-assessable.

The opinions in paragraphs 1 and 2 are limited in all respects to the General Corporation Law of the State of Delaware. We do not express any opinion as to the laws of any other jurisdiction.
The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, including principles that may limit enforceability of indemnification, contribution or similar provisions, concepts of materiality, reasonableness, good faith and fair dealing, the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

With respect to our opinion in paragraph 2, we have assumed that at the time of the issuance of any Converted Common Stock, (i) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (ii) the Company will have the necessary organizational power and authority to issue the Converted Common Stock, (iii) the Company will have made available for issuance such number of shares of Converted Common Stock, and (iv) the Company and the Selling Stockholders will have complied with all terms and conditions precedent to the conversion set forth in the Certificate of Designations.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)